DISTRIBUTION  AND  COMPENSATION  AGREEMENT
                ------------------------------------------

THIS AGREEMENT MADE AND ENTERED into the 1st day of August, 2000, by and between RTB Ventures, Inc., a corporation organized and existing under the laws of the State of Oregon, hereinafter referred to as "RTB" and ChemWay, Inc., a corporation organized and existing under the laws of the State of Texas and hereinafter referred to as "ChemWay".

                                RECITALS

WHEREAS, ChemWay manufactures certain products as set forth on the Exhibit A, attached hereto and by this reference made a part hereof, and

WHEREAS, RTB is a marketing and distribution company that will become an agent, and

WHEREAS, it is the desire of the parties hereto to enter into an agreement to sell ChemWay's product.

                               WITNESSETH

NOW,  THEREFORE,  IT  IS  HEREBY  AGREED  as  follows:

1. ChemWay shall be responsible for the development and manufacture of the products that are the subject of this agreement. Patents, if any, for ChemWay's products shall remain the exclusive property of ChemWay.

2. Cost of products per unit from date of agreement shall be set forth on Exhibit "B," attached hereto and by this reference made a part hereof. From time to time it may be necessary to adjust the pricing of any and all products, and at such time the same shall be done at ChemWay's sole discretion. All pricing includes packaging, warranty and any and all items required to market the product. RTB shall submit requests for price quotations for each prospective order to ChemWay, to which ChemWay will issue a firm order price which will include a commission for RTB of no less than 3%.

3. With the exception of products produced for private label, all sales and marketing material required to introduce, sell and advertise ChemWay's products, including sales literature, pricing materials, point of sales purchase and display materials shall be the sole responsibility, control, and expense of ChemWay.

4. RTB will finance all raw material costs for orders submitted by RTB customers. When product is shipped, one-half of the profit will be issued to ChemWay. The balance of the profit will be issued upon payment of the receivable.

5. ChemWay agrees to warrant the product free from defects in workmanship. Any defective product will result in a credit being issued to RTB.


6. ChemWay hereby indemnifies RTB, its assigns and/or officers and employees from any and all claims that may arise as a result of the production or operation of the products that are subject of this Agreement.

7. This Agreement may be terminated on August 1, 2001. This Agreement shall automatically terminate in the event of the bankruptcy or insolvency of RTB.

8. This Agreement shall be interpreted under the laws of the state of Texas, however, all claims and disputes shall be decided by arbitration of the American Arbitration Association.

9. RTB may assign this Agreement with the prior written consent of ChemWay which consent shall not be unreasonably withheld.

10. If suit is brought to enforce any of the terms of this Agreement, the prevailing party is entitled to its reasonable attorney fees at the trial level together with those incurred in any appeal thereof as well as any costs incurred in said suit. In addition, if any other party not a part of this Agreement brings any suit or action to determine the validity of this Agreement, then said party shall be responsible for attorney fees and costs incurred by the parties hereto regardless of the outcome of said suit.

DATED  the  date  and  year  first  above  written.

RTB  VENTURES,  INC.,                    CHEMWAY,  INC.,
A  Oregon  Corporation                    A  Texas  Corporation


By____________________________          By____________________________
Its___________________________          Its___________________________